A special meeting of Spartan Money Market Fund 's shareholders was held on May 15, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,918,029,930.67	92.097
Against	121,173,245.16	2.848
Abstain	206,000,910.20	4.842
Broker Non-Votes	9,076,171.00	0.213
TOTAL	4,254,280,257.03	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,816,356,022.29	89.707
Against	226,894,770.65	5.334
Abstain	201,953,293.09	4.746
Broker Non-Votes	9,076,171.00	0.213
TOTAL	4,254,280,257.03	100.000
PROPOSAL 3

To elect the thirteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	4,119,888,971.56	96.841
Withheld	134,391,285.47	3.159
TOTAL	4,254,280,257.03	100.000
Ralph F. Cox
Affirmative	4,118,118,760.73	96.799
Withheld	136,161,496.30	3.201
TOTAL	4,254,280,257.03	100.000
Phyllis Burke Davis
Affirmative	4,116,771,452.29	96.768
Withheld	137,508,804.74	3.232
TOTAL	4,254,280,257.03	100.000
Robert M. Gates
Affirmative	4,119,057,243.84	96.821
Withheld	135,223,013.19	3.179
TOTAL	4,254,280,257.03	100.000
Abigail P. Johnson
Affirmative	4,118,130,256.75	96.800
Withheld	136,150,000.28	3.200
TOTAL	4,254,280,257.03	100.000
Edward C. Johnson 3d
Affirmative	4,117,039,059.70	96.774
Withheld	137,241,197.33	3.226
TOTAL	4,254,280,257.03	100.000
Donald J. Kirk
Affirmative	4,120,175,712.60	96.848
Withheld	134,104,544.43	3.152
TOTAL	4,254,280,257.03	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	4,119,597,533.38	96.834
Withheld	134,682,723.65	3.166
TOTAL	4,254,280,257.03	100.000
Ned C. Lautenbach
Affirmative	4,120,822,166.82	96.863
Withheld	133,458,090.21	3.137
TOTAL	4,254,280,257.03	100.000
Peter S. Lynch
Affirmative	4,121,436,419.95	96.877
Withheld	132,843,837.08	3.123
TOTAL	4,254,280,257.03	100.000
Marvin L. Mann
Affirmative	4,118,767,411.61	96.815
Withheld	135,512,845.42	3.185
TOTAL	4,254,280,257.03	100.000
William O. McCoy
Affirmative	4,120,199,493.35	96.848
Withheld	134,080,763.68	3.152
TOTAL	4,254,280,257.03	100.000
William S. Stavropoulos
Affirmative	4,115,680,430.82	96.742
Withheld	138,599,826.21	3.258
TOTAL	4,254,280,257.03	100.000
PROPOSAL 4
To amend the management contract for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	3,910,738,436.48	91.925
Against	123,257,813.43	2.897
Abstain	220,284,007.12	5.178
Broker Non-Votes	9,076,171.00	0.213
TOTAL	4,254,280,257.03	100.000
PROPOSAL 5
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	3,805,373,808.57	89.448
Against	200,081,033.54	4.703
Abstain	239,749,243.92	5.636
Broker Non-Votes	9,076,171.00	0.213
TOTAL	4,254,280,257.03	100.000
PROPOSAL 6
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	3,778,505,211.26	88.817
Against	220,489,907.60	5.182
Abstain	246,208,967.17	5.788
Broker Non-Votes	9,076,171.00	0.213
TOTAL	4,254,280,257.03	100.000

*Denotes trust-wide proposals and voting results.

A special meeting of Spartan U.S. Treasury Money Market Fund's shareholders was held on May 15, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	1,122,979,320.16	86.702
Against	74,286,602.31	5.737
Abstain	96,888,873.79	7.482
Broker Non-Votes	795,627.00	0.061
TOTAL	1,294,950,423.26	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	1,081,794,441.62	83.539
Against	116,745,056.73	9.017
Abstain	95,615,297.91	7.383
Broker Non-Votes	795,627.00	0.061
TOTAL	1,294,950,423.26	100.000
PROPOSAL 3

To elect the thirteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	1,225,406,680.39	94.630
Withheld	69,543,742.87	5.370
TOTAL	1,294,950,423.26	100.000
Ralph F. Cox
Affirmative	1,219,574,292.55	94.179
Withheld	75,376,130.71	5.821
TOTAL	1,294,950,423.26	100.000
Phyllis Burke Davis
Affirmative	1,222,596,109.50	94.413
Withheld	72,354,313.76	5.587
TOTAL	1,294,950,423.26	100.000
Robert M. Gates
Affirmative	1,220,053,939.91	94.216
Withheld	74,896,483.35	5.784
TOTAL	1,294,950,423.26	100.000
Abigail P. Johnson
Affirmative	1,224,658,914.06	94.572
Withheld	70,291,509.20	5.428
TOTAL	1,294,950,423.26	100.000
Edward C. Johnson 3d
Affirmative	1,223,848,420.24	94.509
Withheld	71,102,003.02	5.491
TOTAL	1,294,950,423.26	100.000
Donald J. Kirk
Affirmative	1,224,755,677.16	94.579
Withheld	70,194,746.10	5.421
TOTAL	1,294,950,423.26	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	1,221,256,636.44	94.309
Withheld	73,693,786.82	5.691
TOTAL	1,294,950,423.26	100.000
Ned C. Lautenbach
Affirmative	1,225,507,798.74	94.637
Withheld	69,442,624.52	5.363
TOTAL	1,294,950,423.26	100.000
Peter S. Lynch
Affirmative	1,224,000,525.70	94.521
Withheld	70,949,897.56	5.479
TOTAL	1,294,950,423.26	100.000
Marvin L. Mann
Affirmative	1,223,790,754.69	94.505
Withheld	71,159,668.57	5.495
TOTAL	1,294,950,423.26	100.000
William O. McCoy
Affirmative	1,223,795,092.17	94.505
Withheld	71,155,331.09	5.495
TOTAL	1,294,950,423.26	100.000
William S. Stavropoulos
Affirmative	1,214,134,770.07	93.759
Withheld	80,815,653.19	6.241
TOTAL	1,294,950,423.26	100.000
PROPOSAL 4
To amend the management contract for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	1,143,623,162.51	88.314
Against	54,020,464.99	4.172
Abstain	97,306,795.76	7.514
Broker Non-Votes	795,627.00	0.061
TOTAL	1,294,950,423.26	100.000
PROPOSAL 5
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	1,068,809,295.01	82.537
Against	138,316,158.99	10.681
Abstain	87,029,342.26	6.721
Broker Non-Votes	795,627.00	0.061
TOTAL	1,294,950,423.26	100.000
PROPOSAL 6
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	1,059,906,082.77	81.849
Against	146,200,145.22	11.290
Abstain	88,048,568.27	6.800
Broker Non-Votes	795,627.00	0.061
TOTAL	1,294,950,423.26	100.000

*Denotes trust-wide proposals and voting results.

A special meeting of Spartan U.S. Government Money Market Fund's shareholders was held on May 15, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	415,255,702.48	86.157
Against	22,951,865.50	4.762
Abstain	22,936,916.35	4.759
Broker Non-Votes	20,832,178.00	4.322
TOTAL	481,976,662.33	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	385,023,243.03	79.884
Against	51,865,060.00	10.761
Abstain	24,256,181.30	5.033
Broker Non-Votes	20,832,178.00	4.322
TOTAL	481,976,662.33	100.000
PROPOSAL 3

To elect the thirteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	459,402,969.98	95.316
Withheld	22,573,692.35	4.684
TOTAL	481,976,662.33	100.000
Ralph F. Cox
Affirmative	459,159,239.90	95.266
Withheld	22,817,422.43	4.734
TOTAL	481,976,622.33	100.000
Phyllis Burke Davis
Affirmative	457,065,514.23	94.831
Withheld	24,911,148.10	5.169
TOTAL	481,976,662.33	100.000
Robert M. Gates
Affirmative	459,165,156.93	95.267
Withheld	22,811,505.40	4.733
TOTAL	481,976,662.33	100.000
Abigail P. Johnson
Affirmative	457,263,431.87	94.867
Withheld	24,740,230.46	5.133
TOTAL	481,976,662.33	100.000
Edward C. Johnson 3d
Affirmative	457,765,409.08	94.977
Withheld	24,211,253.25	5.023
TOTAL	481,976,662.33	100.000
Donald J. Kirk
Affirmative	459,288,633.07	95.293
Withheld	22,688,029.26	4.707
TOTAL	481,976,662.33	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	457,678,219.70	94.959
Withheld	24,298,442.63	5.041
TOTAL	481,976,662.33	100.000
Ned C. Lautenbach
Affirmative	459,121,007.06	95.258
Withheld	22,855,655.27	4.742
TOTAL	481,976,662.33	100.000
Peter S. Lynch
Affirmative	459,251,557.45	95.285
Withheld	22,725,104.88	4.715
TOTAL	481,976,662.33	100.000
Marvin L. Mann
Affirmative	458,850,689.14	95.202
Withheld	23,125,973.19	4.798
TOTAL	481,976,662.33	100.000
William O. McCoy
Affirmative	459,156,892.58	95.265
Withheld	22,819,769.75	4.735
TOTAL	481,976,662.33	100.000
William S. Stavropoulos
Affirmative	458,620,706.42	95.154
Withheld	23,355,955.91	4.846
TOTAL	481,976,662.33	100.000
PROPOSAL 4
To amend the management contract for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	438,451,783.03	90.970
Against	19,577,148.83	4.061
Abstain	23,947,730.47	4.969
Broker Non-Votes	20,832,178.00	4.322
TOTAL	481,976,662.33	100.000
PROPOSAL 5
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	396,204,313.36	82.204
Against	41,906,822.41	8.695
Abstain	23,033,348.56	4.779
Broker Non-Votes	20,832,178.00	4.322
TOTAL	481,976,662.33	100.000
PROPOSAL 6
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	396,216,992,87	82.204
Against	42,032,265.78	8.720
Abstain	22,895,225.68	4.751
Broker Non-Votes	20,832,178.00	4.322
TOTAL	481,976,662.33	100.000

*Denotes trust-wide proposals and voting results.